CUSIP No. 02553310                                          Page 19 of 24 Pages

                                                                       EXHIBIT 3

                                 April 22, 2002

Mr. Steven Romano
President
American Ecology Corporation
805 W. Idaho Street
Suite #200
Boise, Idaho 83702

     Re:  Demand For Stock Ledger, Stockholder List and Books and Records
          ---------------------------------------------------------------

Dear Mr. Romano:

          Pursuant to the applicable provisions of Delaware law, the undersigned hereby demands an opportunity to inspect during normal business hours the stock ledger, current list of the stockholders (in alphabetical order, setting forth the name and address of each stockholder and the number of shares registered in the name of each such stockholder, as of the most recent date available), and books and records of American Ecology Corporation ("American Ecology"), and an opportunity to make copies of or extracts from such documents. I hereby certify to American Ecology that I am a stockholder of record of American Ecology.

          In connection with the foregoing demand, I further demand the opportunity to inspect and copy the following, updated as of the date of this letter, all of which should be in the possession of American Ecology or one of its agents:

1. All daily stock transfer sheets showing changes in the stockholder list referred to in the preceding paragraph which are in or come into the possession of American Ecology or the transfer agent(s) for the common stock of American Ecology beginning the day following the date of such list.

2. All information in American Ecology's possession and/or subject to its direction or control and/or which can be obtained from nominees of any central depository system relating to the breakdown of all brokerage and financial institutions holding shares for their customers in street name (including any "13F list") and a breakdown of holdings which appear on the corporate stock ledger under the names of any central depository system (e.g., Cede & Co.).

3. A list of the names, addresses and securities positions of non-objecting beneficial owners and acquiescing beneficial owners obtained by American Ecology from brokers and dealers pursuant to the applicable rules promulgated under the Securities Exchange Act of

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CUSIP No. 02553310                                          Page 20 of 24 Pages

     1934, as amended. If such list is not available as of a recent date, such list should be requested.

4. A list of the names and addresses of employee participants in any stock ownership plan of American Ecology as of the date of the stockholder list.

5.   The Pershing/DLJ omnibus proxy list.

6.   The Philadep omnibus proxy list.

7. Any other omnibus proxies produced by ADP for client banks or brokers, listing among other things any respondent positions.

8. Any omnibus proxy produced by Bank of New York, or any other bank or broker, listing among other things any respondent positions.

9. Any record date information provided by ADP relative to shares held for their clients, and the number of holders at each of their client firms holding shares of American Ecology.

          I further demand that modifications of, additions to or deletions from, any and all information referenced above subsequent to the date of the stockholder list referred to above be furnished to me as and when the same becomes available to American Ecology or its agents or representatives. In the event any or all of the information encompassed by this demand is available in the form of computer tape or other medium suitable for use by computer or word processor, I demand inspection and copying of such computer tape or other medium as well as any program, software, manual or other instructions necessary for the practical use of such information.

          Foley & Lardner, which is acting as my counsel, or my designated agent, is authorized to make the above-referenced inspection and receive copies on my behalf pursuant to the Power of Attorney attached hereto.

          I will bear the reasonable costs incurred by American Ecology (including those of its transfer agent(s)) in connection with the production of the information with regard to which demand is made herein.

          The purposes for requesting such inspection and copying are to communicate with stockholders and to facilitate a possible solicitation of proxies in connection with the 2002 Annual Meeting of Stockholders.

          Under applicable Delaware law, American Ecology is required to respond to this request within five (5) business days after receiving this letter. Please advise my counsel, Phillip M. Goldberg of Foley & Lardner, One IBM Plaza, 330 N. Wabash Avenue, Chicago, Illinois 60611-3608 (telephone number:
312-755-1900) as to when the items sought will be made available, and in what form.
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CUSIP No. 02553310                                          Page 21 of 24 Pages



                                        Very truly yours,

                                        /s/ Rotchford L. Barker

                                        Rotchford L. Barker

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CUSIP No. 02553310                                          Page 22 of 24 Pages


STATE OF ILLINOIS    )
COUNTY OF            )  ss:
                     )


          Rotchford L. Barker, having been first duly sworn according to law, did depose, swear and say that he is authorized to execute the foregoing Demand for Stock Ledger, Stockholder List and Books and Records and to make the demands, designations, authorizations and representations contained therein, and that the matters contained in the foregoing Demand for Stock Ledger, Stockholder List and Books and Records are true and correct.


/s/ Rotchford L. Barker
Rotchford L. Barker



Sworn to and subscribed before me this 22nd day of April, 2002.


------------------------------------
Notary Public

My Commission Expires:______________
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CUSIP No. 02553310                                          Page 23 of 24 Pages


                                POWER OF ATTORNEY
                                ----------------

STATE OF ILLINOIS    )
COUNTY OF            )   ss:
                     )



          I, Rotchford L. Barker, do hereby make, constitute and appoint the law firm of Foley & Lardner, or any of its designated agents, to act on my behalf, to inspect and receive copies of the stockholder records of American Ecology Corporation requested in the accompanying demand.



                                        By: /s/ Rotchford L. Barker
                                            Rotchford L. Barker


Sworn to and subscribed before me
this 22d day of April, 2002.


------------------------------------
Notary Public

My Commission Expires:______________